EQT
Exhibit 4.1
Subscription Agreement for Shares of
EQT Private Equity Company LLC (the “Company”)
1 INVESTMENT INFORMATION
Initial Purchase (minimum initial investment $10,000; unless waived)
Gross Investment Amount $
Subsequent Purchase (minimum subsequent investment $1,000; unless waived)
Investment Method
By wire:
Please wire funds according to the instructions below.
Name:
Bank Name:  ABA:
Account:  Ref:
Note: A completed application is required in advance of a wire.
Broker-dealer/financial advisor will make payment on your behalf
Share Class Selection (required)
Share Class I
Share Class S
Are you an EQT employee or affiliate, a Company officer or director or an Immediate Family Member1 of a Company officer director? (required)
EQT employee EQT affiliate Company officer or director
Immediate Family Member of Company officer or director  Not Applicable
Are you, or are you investing on behalf of, (i) a “benefit plan investor” within the meaning of Section 3(42) of the Employee
Retirement Income Security Act of 1974, as amended (ERISA)2? Yes No
2 OWNERSHIP TYPE
(select only one)
Taxable Account Type Non-Taxable Account Type
Brokerage Account Number Custodian Account Number
(if applicable) (if applicable)
Individual or Joint Tenant With Rights of Survivorship IRA
Transfer of Death (Optional Designation) Roth IRA
Tenants in Common Sep IRA
Community Property Simple IRA
Uniform Gift/Transfer to Minor State of: Pension Plan
(Include Certification of Investment Powers Form)
Trust (Include Certification of Investment Powers Form) Other
Corporation / Partnership / Other
(Corporate Resolution or Partnership Agreement Required)
Third Party Custodial Account
Custodian Information (to be completed by custodian):
Name Tax ID# Phone#
1 “Immediate Family Member” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother, father, son, daughter, brother or sister-in-law of an officer or director, and includes adoptive relationships.
2 “Benefit Plan Investor” is defined to include (a) employee benefit plans that are subject to Title I of ERISA (e.g., US corporate pension plans, Taft-Hart-ley plans, and 401(k) plans), (ii) plans subject to Section 4975 of the Internal Revenue Code (including, for example, “Keogh” plans IRAs, Roth IRAs, SEP IRAs, Simple IRAs), and (iii) entities (e.g., a fund-of-funds and a collective investment trust (“CIT”)) whose underlying assets are considered to constitute “plan assets” under ERISA due to a failure of the entity to meet one of the regulatory exceptions under ERISA. Governmental plans and non-US plans are not included in this definition.
[Page 1 of 9]

3 INVESTOR INFORMATION

A. Entity Name (Retirement Plan/Trust/Corporation/Partnership/Other)

Note: Trustee(s) and/or authorized signatory(s) information MUST be provided in Section 3B.

Entity Name | Tax ID Number | Date of Trust/Entity Formation *(if applicable)*

Jurisdiction of Formation ______ Exemptions: ______ (See *Form W-9 instructions at www.irs.gov*)

Exempt payee code *(if any)* ______

Other Jurisdiction *(if Non-U.S.)* ______ Exemption from FATCA reporting *(Attach a completed applicable Form W-8 code, if any)* ______

Entity Type *(Select one. **Required**)*

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other: ______

B. Individual Investor Name/Authorized Signatory Name (if Entity) (Investor/Trustee/Executor/Authorized Signatory Information)

Note: Permanent address MUST be provided. See section 4 if mailing address is different than permanent address.

First Name | (MI) | Last Name

Social Security Number/Tax ID | Date of Birth (MM/DD/YYYY) | Daytime Phone Number

Street Address | City | State | Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and select one below *(required, if applicable)* ______ Country of Citizenship

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed appropriate IRS Form W-8BEN, W-8BEN-E, W-8IMY (and any required withholding statement and underlying beneficial tax documentation) or W-8EXP.)*

If you are an EQT employee, officer, director or affiliate, please select one below *(required, if applicable)*

☐ EQT employee ☐ EQT officer or director ☐ EQT affiliate

C. Co-Authorized Signatory Name (Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name | (MI) | Last Name

Social Security Number/Tax ID | Date of Birth (MM/DD/YYYY) | Daytime Phone Number

Street Address | City | State | Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and select one below *(required, if applicable)* ______ Country of Citizenship

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)*

If you are an EQT employee, officer, director or affiliate, please select one below *(required, if applicable)*

☐ EQT employee ☐ EQT officer or director ☐ EQT affiliate

D. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only)

Note: Beneficiary Date of Birth required. Whole percentages only; must equal 100%.

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	
					☐ Primary Beneficiary ☐ Secondary Beneficiary ___ %
					☐ Primary Beneficiary ☐ Secondary Beneficiary ___ %
					☐ Primary Beneficiary ☐ Secondary Beneficiary ___ %
					☐ Primary Beneficiary ☐ Secondary Beneficiary ___ %

[Page 2 of 9]

4 CONTACT INFORMATION
(if different than Section 3B)
Email Address
Mailing Address City State Zip Code
5 SELECT HOW YOU WANT TO RECEIVE DISTRIBUTIONS
YOU ARE AUTOMATICALLY ENROLLED IN THE DISTRIBUTION REINVESTMENT PLAN UNLESS YOU CHECK THE BOX BELOW. (Refer to the Company’s Private Placement Memorandum for terms of the Distribution Reinvestment Plan) Please check here if you do NOT want to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution Information section below.
Cash Distribution Information
IMPORTANT: For Custodial held accounts (purchase is through a financial intermediary), if you are not enrolled in the Distribution Reinvestment Plan, cash distributions must be sent to the Custodian by wire. Please complete the section below for funds to be electronically deposited into your custodial account of record.
By wire. NOTE: For Custodial held accounts (purchase is through a financial intermediary), cash distributions will be electronically deposited into your custodial account of record. For Non-Custodial accounts (purchase is held directly with EQT), please provide wiring information below.
I authorize EQT Private Equity Company LLC or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify EQT Private Equity Company LLC in writing to cancel it. In the event that EQT Private Equity Company LLC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.
Financial Institution Name
ABA Routing Number or SWIFT Routing Number Account Number
Account Registration
Mailing Address City State Zip Code
PLEASE ATTACH INSTRUCTIONS FROM YOUR FINANCIAL INSTITUTION FOR NON-US BANK TRANSFERS
6 BROKER-DEALER/FINANCIAL PROFESSIONAL
(All fields required if section is applicable)
The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence.
Broker Dealer Name Registered REP or Financial Advisor Name
Advisor Mailing Address
City State Zip
Financial Advisor Number Branch Number Telephone Number
E-Mail Address
Please note that unless previously agreed to in writing by EQT Private Equity Company LLC, all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale.
In all cases, Section 6 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Private Placement Memorandum and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Private Placement Memorandum and related supplements and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Private Placement Memorandum. The undersigned Financial Advisor represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor’s investment profile and the potential risks, rewards, and costs associated
[Page 3 of 9]

with such an investment and (b) the undersigned has not placed its interests or those of the Financial Advisor ahead of the interest of the investor in recommending such investment and (ii) the undersigned and the Financial Advisor have complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.
Financial Advisor Signature Branch Manager (If required by Broker-Dealer) Signature Date: Date:
7 INVESTOR ACKNOWLEDGEMENTS AND
REPRESENTATIONS
EQT Private Equity Company LLC is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, EQT Private Equity Company LLC may not be able to open your account. By signing this subscription agreement (the “Subscription Agreement”), you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.
Please separately review each of the representations below. A power of attorney to make representations on behalf of an Investor can only be granted for fiduciary accounts; if applicable, by signing the Subscription Agreement you represent and warrant that you have the requisite authority. In order to induce EQT Private Equity Company LLC to accept this subscription, the Investor hereby represents and warrants to EQT Private Equity Company LLC as follows
By signing this Subscription Agreement, Investor acknowledges:
• Investor has received a copy of the Private Placement Memorandum and related supplements.
• If Investor is a family office, Investor is a “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, and whose purchase of the Shares is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Shares.
• Investor is not a “retail person” as defined in Regulation Best Interest. Retail customer is defined as a natural person, or the legal representative of such natural person, who: (A) receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer; and (B) uses the recommendation primarily for personal, family, or household purposes. A family office is a retail person if it does not meet the definition above.
• Investor is (i) an entity that was formed for the purpose of purchasing shares of the Company (“Shares”), in which each individual that owns an interest in such entity meets the general suitability requirements described above OR (ii) Investor is an individual or entity not formed for such purpose.
• Investor understands that Shares have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), the securities laws of any other state or the securities laws of any other jurisdiction, but will be offered and sold in reliance on an exemption from the registration requirements of the 1933 Act and any other applicable laws pursuant to the Private Placement Memorandum.
• Investor represents and warrants that none of the Investor nor any of its executive officers, directors, managers, managing members, and their respective executive officers and directors is the subject of any of the acts enumerated in Rule 506(d) (i) through (vii) of Regulation D under the 1933 Act (each, a “Disqualifying Event”) or is the subject of a Disqualifying Event that occurred before September 23, 2013.
• Investor understands that the Company has not been registered under the 1940 Act, and intends to conduct its business so as not to be an “investment company” as that term is defined in the 1940 Act and the rules and regulations thereunder.
• Investor is not purchasing the Shares for resale.
• Investor is in a financial position to realize the benefits of this investment and to suffer any loss that may occur with respect thereto.
• Investor has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits of, and it is able to bear the economic risk, of its investment in the Company.
• Neither the Company, EQT Partners Inc. (the “Manager”) nor any of its affiliates has provided any recommendation or investment advice to the Investor and, in particular, that none of the Company nor any of its affiliates have, and are not, advising it on, or making any recommendation to the Investor in relation to, the merits of purchasing Shares, and that no representative of the Company or any of its affiliates has behaved in any way that would lead the Investor to believe otherwise. The Investor has sought its own independent legal, investment and tax advice before deciding to purchase Shares and it has only relied on the advice of, or has only consulted with, its own independent, professional advisers in respect of its investment in the Company, and such advice or consultation is the only advice or consultation on which it has based its determination a purchase if Shares is a suitable investment for it. It is not purchasing Shares in reliance upon any representation, warranty, confirmation or guarantee given by any Person as to the performance to be achieved by the Company.
• To the best of Investor’s knowledge, the funds being used to purchase the Shares: (i) were not obtained or derived, directly or indirectly, as a result of illegal activities; (ii) are not intended to be used, directly or indirectly, in order to carry out a criminal offence, a terrorist activity or for the benefit of a terrorist group, (iii) are not owned or controlled by a terrorist group; and (iv) are not being tendered on behalf of a person or entity who has not been identified to Investor.
Investor shall promptly notify the Company and the Manager if Investor discovers that any such representations cease to be true and shall provide the Company with appropriate information in connection therewith.

8
COMPLIANCE WITH ANTI-MONEY LAUNDERING REGULATIONS
To comply with applicable U.S. and other anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended by Title III of the USA PATRIOT Act, as further amended from time to time, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time (the “Bank Secrecy Act”).
The Investor acknowledges that, pursuant to anti-money laundering laws and regulations or requests from regulatory authorities within their respective jurisdictions, the Company, the Manager and/or any administrator acting on behalf of the Company may be required to collect further documentation verifying the Investor’s identity, including, where the Investor is a legal entity, the Investor’s beneficial owner(s)3 and key controllers4 as defined by FinCEN’s U.S. Customer Due Diligence Rule, if applicable, and the source of funds used to purchase Shares before, and from time to time after, acceptance by the Company of this Agreement. The Investor agrees to provide the Company at any time with such information as the Company determines to be necessary or appropriate to comply with the anti-money laundering, countering of terrorist and proliferation financing laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of Investors from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. The Investor is advised that the Company may provide information to FinCEN, a bureau of the U.S. Department of Treasury, and other U.S. government and state regulators, where appropriate, in connection with a request for information on behalf of a law enforcement agency investigating terrorist activity or money laundering.
The Company will use reasonable best efforts to not knowingly sell the Shares to any natural person or entity acting, directly or indirectly, in contravention of any applicable money laundering regulations or conventions of the United States or other international jurisdictions, or on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that are included on any relevant lists maintained by the United Nations, European Union, North Atlantic Treaty Organization, Financial Action Task Force on Money Laundering, Organization for Economic Cooperation and Development, Office of Foreign Assets Control of U.S. Department of the Treasury (“OFAC”), SEC, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency and U.S. Internal Revenue Service, or other similar or successor entities, in each case as may be amended from time to time; or on behalf of a foreign shell bank or a U.S. financial institution that has established, maintains, administers or manages an account in the United States for, or on behalf of, a foreign shell bank (“Prohibited Investments”). The Investor represents and warrants that the proposed subscription for Shares, whether made on its own behalf or, if applicable, as an agent, trustee, representative, intermediary, nominee, or in a similar capacity on behalf of any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each, an “Underlying Beneficial Owner”), is not a Prohibited Investment, and further represents and warrants that it will promptly notify the Company of any change in the Investor’s status or the status of any Underlying Beneficial Owner with respect to its representations and warranties regarding Prohibited Investments. The Investor will provide the Company with additional anti-money laundering information and materials if requested, which may include a copy of the Investor’s policies and procedures relating to compliance with anti-money laundering laws, anti-corruption laws and sanctions laws.
If the Investor is introducing the Underlying Beneficial Owner, the Investor has carried out thorough due diligence as to and established the identities of all Underlying Beneficial Owners (and, if an Underlying Beneficial Owner is not a natural person, the identities of any direct or indirect owner, or other investor, director, senior officer, trustee, beneficiary or grantor of such Underlying Beneficial Owner, or other person who controls such Underlying Beneficial Owner (to the extent applicable)) and their source of funds, in accordance with the anti-money laundering requirements of the Investor’s jurisdiction, holds the evidence of such identities, and will make such information available to the Company or the relevant regulatory authority upon their reasonable request. The Investor has taken all reasonable steps to ensure that its beneficial holders or underlying investors, as applicable, are able to certify to the representations hereunder.
“Sanctions” means any sanctions administered or enforced by the United States Government (including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury or any other relevant sanctions authority. The Investor represents and warrants that neither the Investor nor any Underlying Beneficial Owner, nor any person directly or indirectly controlling, controlled by or under common control with the Investor; nor any person having a beneficial interest in the Investor; nor any person for whom the Investor acts as agent or nominee in connection with the Shares; nor any officer, director, authorized person, controller, employee, agent or representative of the Investor (“Related Persons”): (a) is an individual or entity that is: i. the subject or target of any Sanctions (including via ownership or control); ii. resident, located or organized in a country, territory or region that is the subject of comprehensive territorial Sanctions (including, without limitation, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria); or (b) is a person otherwise identified as a terrorist organization on any relevant lists maintained by governmental authorities in any jurisdiction; or (c) is a resident in, or organized or chartered under the laws of (i) a jurisdiction that is designated by the U.S. Secretary of the Treasury under the USA PATRIOT Act as warranting special measures because of money laundering concerns or (ii) a jurisdiction that is designated as non-cooperative with international anti-money laundering efforts by a multi-national or inter-governmental group such as the Financial Action Task Force; or (d) is a “Politically Exposed Person,” “immediate family” member or “close associate” of a Politically Exposed Person, except as otherwise disclosed to the Company in writing.
3 Beneficial owner(s) (for purposes of this Agreement) in respect of a legal person means each individual, who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 10% or more of the equity interests of a legal entity Investor. In respect of a legal arrangement, such as a trust, the term “beneficial owner” will include the grantor/settlor, trustee, protector, enforcer, beneficiaries (with a fixed and vested interest) or any other natural Person exercising ultimate effective control over the Company.
4 Key Controller (for purposes of this Agreement and as defined under FinCEN’s Customer Due Diligence Rule) means a single individual with significant responsibility to control, manage, or direct a legal entity Investor, including an executive officer or senior manager or any other individual who regularly performs similar functions.
[Page 5 of 9]

No part of the funds used by the Investor to invest in the Company or make any other payments to the Company has been, is or will be, directly or indirectly, derived from, or related to, any activities that contravene applicable laws and regulations, including anti-money laundering laws and regulations, sanctions, counter-terrorist financing laws and regulations or anti-boycott laws and regulations.
The Investor represents and warrants that it is not named on a list of prohibited entities and individuals maintained under the
European Union or United Kingdom regulations and is not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the United Nations, the European Union or the United Kingdom.
The representations and warranties set forth in this Section 6 shall be deemed repeated and reaffirmed by the Investor as of each date that the Investor receives a distribution from the Company. If at any time while the Investor is a Shareholder the representations and warranties set forth in this Section 6 shall cease to be true, the Investor shall promptly so notify the Company in writing.
Instead of receiving paper copies of the private placement memorandum, private placement memorandum supplements, annual reports, proxy statements, and other shareholder communications and reports, including your account-specific information, tax forms and Schedule K-1s (if applicable), you hereby elect to receive electronic delivery of shareholder communications from
9 ELECTRONIC EQT Private Equity Company LLC. If you DO NOT consent to electronic delivery, including pursuant to email, please check
DELIVERY the box below.
We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By electing to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.
You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.
By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials. NO ACTION IS REQUIRED FOR ELECTRONIC
DELIVERY.
Check here if you do NOT consent to electronic delivery
Email (If blank, the email provided in Section 3 or Section 4 will be used)
The parties hereto agree that this Subscription Agreement (or any agreement, document or notice required or permitted by this
Subscription Agreement, or any amendment to this Subscription Agreement) and any additional information incidental thereto may be electronically presented, signed, delivered, transmitted, and/or maintained as electronic records. For the avoidance of
10 SUBSCRIBER doubt, your execution and delivery of this Subscription Agreement (or any agreement, document or notice required or permitted
SIGNATURES by this Subscription Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of you and shall bind you to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form
(such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention. Your executing and delivering this Subscription Agreement or any document electronically further means you agree to take any and all reasonable additional actions, if any, evidencing your intent to be bound by the terms of this Subscription Agreement or other such document, as may be reasonably requested by EQT Private Equity
Company LLC.
This Subscription Agreement will be considered accepted by EQT Private Equity Company LLC as of the first calendar day of the month following the month in which you execute and deliver this Subscription Agreement, provided the subscription request and payment of the full purchase price is received at least five business days prior to the first calendar day of the month (unless waived by the Dealer-Manager). Late subscription requests will be automatically resubmitted for the next available subscription date, unless such subscription requests are withdrawn prior to acceptance on such subscription date.
Please review each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce EQT Private Equity Company LLC to accept this subscription, I hereby represent and warrant (i) that I am an “accredited investor” as defined in Rule 501 promulgated under
Regulation D under the 1933 Act and (ii) to the Company as set forth below:
By signing below, you acknowledge:
I have received a copy of the Private Placement Memorandum. I understand that by signing this Subscription Agreement,
I agree to be admitted as a member of EQT Private Equity Company LLC and will be subject to the Private Placement
Memorandum and the Limited Liability Company Agreement of EQT Private Equity Company LLC (as amended from time to time). I am capable of evaluating the merits and risks of an investment in the Shares, are able to bear the risks of an investment in the Shares and understand the risks of, and other considerations relating to, a purchase of the Shares of EQT Private Equity
Company LLC, including the matters set forth under the captions “Risk Factors” and “Potential Conflicts of Interest” in the
Private Placement Memorandum.
For Individuals, you are either:
A natural person with individual net worth (or joint net worth with spouse or spousal equivalent5) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse or spousal equivalent5, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an
Investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.
A natural person with individual income (without including any income of the Investor’s spouse or spousal equivalent5) in excess of $200,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.
5 A cohabitant occupying a relationship generally equivalent to that of a spouse.
[Page 6 of 9]

A natural person with joint income with their spouse or spousal equivalent5 in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.
The Investor (including all owners in a joint account) holds in good standing either the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), the Investment Adviser Representative license (Series 65), and/or any other professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated under Rule 501(a)(10) under the 1933 Act as qualifying an individual for accredited investor status.
For Entities, you are either:
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).
A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity.
An insurance company as defined in Section 2(a)(13) of the 1933 Act.
A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).
A business development company as defined in Section 2(a)(48) of the 1940 Act.
A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.
A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.
A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act. An investment adviser registered pursuant to Section 203 of the Advisers Act or registered under the laws of any U.S. state. An investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(1) or (m) of the Advisers Act.
An entity, of a type not listed above, not formed for the specific purpose of acquiring the Shares offered, that owns in excess of $5,000,000 in “investments,” as defined in Rule 2a51-1 under the 1940 Act.
A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, and whose purchase of the Shares is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Shares.
A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a “family office” meeting the requirements of the immediately preceding category, whose purchase of the Shares is directed by such family office.
If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above.
For All Investors (REQUIRED)
I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.
I acknowledge that the Shares have not been registered under the 1933 Act and are not expected to be registered under the laws of any country or jurisdiction outside of the United States.
I am purchasing the Shares for my own account.
I understand that the transaction price per share at which my investment will be executed will be made available at www.pw.eqtgroup.com/private-wealth/private-equity/eqpe.com.
I understand that my subscription request will not be accepted before the first calendar day of the month following the month in which I execute and deliver this Subscription Agreement. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly contacting the transfer agent via email EQT.ISQ@bny.com.
In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
EQTE Brokerage LLC, the dealer manager for this offering, will not act as your broker-dealer of record in connection with any investment in the Company.
[Page 7 of 9]

I declare that the information supplied above is true and correct and may be relied upon by EQT Private Equity Company LLC. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Schedule K-1) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting EQT Private Equity Company LLC at the number indicated below.
SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):
Under penalties of perjury, I certify that:
1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Entity Name Date
Signature of Co-Authorized Signatory
Signature of Authorized Signatory Date (If applicable) Date
Subscription requests, if accepted, will be effective as of the first calendar day of the month (the “Subscription Trade Date”) immediately following receipt of this completed subscription agreement, provided that this subscription agreement is received in good order by 4:00 p.m. (Eastern Time) at least five business days before the Subscription Trade Date and the full purchase price of the requested purchase amount is received by 4:00 p.m. (Eastern Time) at least one business day prior to the Subscription Trade Date (unless waived by the Dealer-Manager in its sole discretion). “Business days” shall mean all days other than Saturdays, Sundays and days that are legal holidays in the State of New York. Any late subscription requests will be automatically resubmitted for the next available Subscription Trade Date, unless withdrawn prior to acceptance. We reserve the right to reject any subscription request for any reason.
(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)
[Page 8 of 9]

If Investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of EQT Private Equity
Company LLC experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in this Subscription Agreement, they are asked to promptly notify EQT Private Equity Company LLC and
11 MISCELLANEOUS the Broker-Dealer in writing. The Broker-Dealer may notify EQT Private Equity Company LLC if an Investor participating in the
Distribution Reinvestment Plan can no longer make the representations or warranties set forth in this Subscription Agreement, and EQT Private Equity Company LLC may rely on such notification to terminate such Investor’s participation in the Distribution
Reinvestment Plan.
To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price. You will receive confirmation of your purchase pursuant to Section 8 above.
All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Private Placement Memorandum in its entirety for a complete explanation of an investment in the
Shares of EQT Private Equity Company LLC.
EQT Investor Relations: eqt.isq@bny.com Phone Number: 1-800-305-0816 [Page 9 of 9]